                               AMENDMENT NO. 1 TO
                          PARTICIPATION AGREEMENT AMONG

                     GOLDMAN SACHS VARIABLE INSURANCE TRUST,

                            GOLDMAN, SACHS & CO., AND

                     THE LIFE INSURANCE COMPANY OF VIRGINIA

WHEREAS, GOLDMAN SACHS VARIABLE INSURANCE TRUST, GOLDMAN, SACHS & CO. and GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts have previously entered into a Participation Agreement dated May 1, 1998 (the "Agreement");

NOW, THEREFORE, the parties hereby agree as follows:

     1. All references throughout the Agreement to THE LIFE INSURANCE COMPANY OF VIRGINIA shall be changed throughout to GE LIFE AND ANNUITY ASSURANCE COMPANY.

     2. SCHEDULE 1, is replaced in its entirety with the attached (AMENDMENT NO. 1 to SCHEDULE 1.)

     3. SCHEDULE 2, is replaced in its entirety with the attached. (AMENDMENT NO. 1 to SCHEDULE 2.)

     4. SCHEDULE 3, is replaced in its entirety with the attached. (AMENDMENT NO. 1 to SCHEDULE 3.)

     5. The Agreement, as supplemented by this AMENDMENT NO. 1 and the AMENDMENT NO. 1 to SCHEDULE 1, AMENDMENT NO. 1 to SCHEDULE 2, and AMENDMENT NO. 1 to SCHEDULE 3 attached hereto, is ratified and confirmed effective April 29, 2005.

GE LIFE AND ANNUITY ASSURANCE COMPANY on behalf of itself and its separate accounts


By:
    ------------------------------------
    Geoffrey S. Stiff
    Senior Vice President


GOLDMAN SACHS VARIABLE INSURANCE TRUST


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


GOLDMAN, SACHS & CO.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                          AMENDMENT NO. 1 TO SCHEDULE 1

                             ACCOUNTS OF THE COMPANY
                             INVESTING IN THE TRUST

GE Life & Annuity Separate Account II   Established August 21, 1986   811-4885   Variable Life
GE Life & Annuity Separate Account 4    Established August 19, 1987   811-5343   Variable Annuity

                          AMENDMENT NO. 1 TO SCHEDULE 2

                              CLASSES OF CONTRACTS
                         SUPPORTED BY SEPARATE ACCOUNTS
                     LISTED ON AMENDMENT NO.1 TO SCHEDULE 1

Effective as of April 29, 2005, the following classes of Contracts are subject to the Agreement:

-------------------------------------------------------------------------------------
                                                             Annuity Contract or Life
Contract Name             SEC File No.   Contract Form No.   Insurance Policy
-------------------------------------------------------------------------------------
Commonwealth 3            33-9651        P1096               Variable Life
Commonwealth VUL          333-32071      P1250
GE Protection Plus        333-40820      P1250
Commonweatlh 4            333-41031      P1250CR
GE Accumulator            333-72572      P1258/P1259
Estate Optimizer          333-82311      P1251
Commonwealth VL Flex      333-111208     P1097
GE Legacy                 333-111213     P1254/P1255
-------------------------------------------------------------------------------------
Commonwealth VA 90        33-17428       P1140               Variable Annuity
CVA Mitchell              33-76336       P1142
CVA Plus                  33-76334       P1143/P1150
Commonwealth/GE Extra     333-62695      P1152
Commonwealth/GE Freedom   333-63531      P1151
GE Choice                 333-31172      P1154
GE Selections             333-47732      1156
-------------------------------------------------------------------------------------

                          AMENDMENT NO. 1 TO SCHEDULE 3

                            TRUST CLASSES AND SERIES
                                 AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of April 29, 2005, the following Trust Classes and Series are available under all Contracts listed in Amendment No.1 to Schedule 2:

Goldman Sachs Growth and Income Fund
Goldman Sachs Mid Cap Equity Fund